EXHIBIT 10.34


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                           REVOLVING CREDIT AGREEMENT

Revolving Credit Agreement, dated June 28, 1996 by and among FLEET ACQUISITION CORPORATION, a Delaware corporation ("Company"), and ASSOCIATES COMMERCIAL CORPORATION ("Secured Party").

                              PRELIMINARY STATEMENT

The Company has requested the Secured Party to provide the Company with a credit facility in the amount of $10,000,000.

The Secured Party is willing to provide the Company with a credit facility upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby the parties hereto agree as follows:

                                    SECTION 1
                                   THE CREDIT

     1.1 REVOLVING CREDIT LOANS. Secured Party agrees to make loans (herein called "Revolving Credit Loans" or "Loans") to the Company from time to time during the period commencing on the date hereof and ending June 30, 1998 or on any earlier date as provided in Section 6.1 hereof (herein called the "Termination Date"), in principal amounts not to exceed at any one time outstanding, in the aggregate, the amount of $10,000,000 (such sum being referred to herein as the "Commitment Amount"), subject to the Borrowing Base requirements set forth below and all other terms and conditions herein, including, without limitation, Sections 4.2 and 5.2 below (such agreement to make Loans is referred to herein as the "Commitment").

     Each Revolving Credit Loan shall be in the minimum principal amount of $100,000 or if greater, then in multiples of $100,000. Within the limits of the lower of the Commitment Amount or the Borrowing Base, the Company may borrow, prepay and reborrow from time to time.

     1.2 EVIDENCE OF DEBT. The Secured Party's books and records shall be prima facie evidence of the aggregate amount from time to time owing under the Revolving Credit Loans.

     1.3 FUNDING PROCEDURES FOR REVOLVING CREDIT LOANS. Each Revolving Credit Loan shall be requested by delivery to the Secured Party of a written loan request signed by an officer of the Company designated by resolution of the Board of


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Directors of the Company from time to time (the "Approved Officers") in substantially the form attached hereto as Exhibit A ("Revolving Loan Request"). Each Revolving Loan Request shall be delivered to, and shall be received by Secured Party not less than three Business Days prior to the date of the proposed Loan. "Business Day" shall mean any day that is not a Saturday, Sunday or other day in which banking institutions in Dallas, Texas are authorized or required by law or executive order to close. Each Revolving Loan Request shall be accompanied by a certificate ("Borrowing Base Certificate"), in substantially the form attached hereto as Exhibit B, signed by an Approved Officer of the Company.

     1.4 COMMITMENT FEE. In consideration for Secured Party issuing the Commitment, the Company agrees to pay Secured Party a fee ("Commitment Fee") computed monthly at the rate of .04167% per month on the difference between the Commitment Amount and the average daily unpaid principal balance owing under the Revolving Credit Loans during the preceding month. The Commitment Fee shall be paid on the fifth day of each month commencing on the first such day after the date hereof. The Commitment Fee shall be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed.

     1.5 REVOLVING CREDIT LOAN PREPAYMENTS. Under Section 5.2(a), the Company may be obligated to make certain mandatory prepayments on the unpaid principal amount of the Revolving Credit Loans. In addition, the Company may prepay the Revolving Credit Loans in whole at any time or in part from time to time, in either case with accrued interest to the date of such prepayment on the principal amount being prepaid, provided that each such partial prepayment shall be in the principal amount of $100,000 or an integral multiple thereof. Prepayments shall be without premium or penalty.

     1.6 TERM LOAN. Subject to the terms and conditions set forth herein, Secured Party agrees to extend, on June 30, 1998 the time for the payment of the then remaining aggregate principal balance of the Revolving Credit Loans. The Company's obligations under such extension shall be referred to herein as the "Term Loan".

     1.7 TERM LOAN REQUEST. The Company must request the Term Loan by delivering to Secured Party, in sufficient time such that it is received by Secured Party prior to June 30, 1998 a written extension request signed by an Approved Officer of the Company in substantially the form attached hereto as Exhibit C (the "Term Loan Request"). The Term Loan shall be due in forty-eight (48) equal consecutive monthly installments of principal due on the first day of each month commencing on August 1, 1998. Each installment shall be rounded upwards to the next whole dollar except in the case of the final installment which shall be in an amount sufficient to pay in full the remaining unpaid principal amount of the Term Loan. Each principal installment shall be accompanied by a payment of interest accrued to the date of such installment.

     1.8 TERM LOAN PREPAYMENTS. Under Section 5.2(a), the Company may be obligated to make certain mandatory prepayments on the unpaid principal amount of the


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Term Loan. In addition, the Company shall have the right to prepay the Term
Loan in whole at any time or in part from time to time, together with accrued interest to the date of such prepayment on the principal amount being prepaid. Each prepayment shall be in the amount of $100,000 or an integral multiple thereof and shall be applied first to accrued interest and then to principal installments remaining on the Term Loan in the inverse order of their maturities.

     1.9 INTEREST. The Company will pay interest on the unpaid principal balance of each Revolving Credit Loan and the Term Loan, accrued from the date of such loan until the principal amount thereof is paid in full, at a rate per annum equal to the following:

                                       the interest rate on       the interest
rate
                                       the Revolving Credit        on the Term
If the Prime Rate is:                     Loan shall be:          Loan shall be:
---------------------                     --------------          --------------


Equal to or less than 6.5%              The Prime Rate           The Prime
Rate                                      plus 1 1/2%           plus 1 1/2%

Less than or equal to 6.75%
 and greater than 6.5%                      8.1875%               8.625%

Less than or equal to 7%
 and greater than 6.75%                     8.3750%               8.75%

Less than or equal to 7.25%
 and greater than 7%                        8.5625%               8.875%

Less than or equal to 7.5%
 and greater than 7.25%                     8.7500%               9.0%

Less than or equal to 7.75%
 and greater than 7.5%                      8.9375%               9.125%

Less than or equal to 8%
 and greater than 7.75%                     9.1250%               9.250%

Less than or equal to 8.25%
 and greater than 8%                        9.3125%               9.375%

Less than or equal to 8.5%
 and greater than 8.25%                     9.5%                  9.5%

Greater than 8.5%                       The Prime Rate           The Prime
Rate                                      plus .75%               plus .75%

The Prime Rate shall mean the per annum lending rate publicly announced from time to time by Corestates Bank, N.A. (or any successor bank(s) thereof) as the base rate for unsecured short term business loans, such rate being the rate presently referred to by some banks as its base rate or as its reference rate or as its corporate base rate or as its prime rate for unsecured loans of the shortest maturity to corporate borrowers. Interest shall be calculated on the basis of a 365 or 366-day year as the case may be for the actual number of days elapsed and shall


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change as and when the Prime Rate shall change. Interest shall be payable on the first day of each month commencing with the first such day after the date of each Revolving Credit Loan, or the Term Loan, as applicable, and on the Termination Date. In the event any Event of Default (as defined herein) shall have occurred and be continuing and provided all related notices have been given, a default rate (the "Default Rate") shall be payable monthly on the first day of each month, or on demand by the Secured Party from and after the date of occurrence and until such time as no Event of Default shall continue to exist. Such Default Rate shall be a rate per annum equal to two percent (2.0%) in excess of the interest rate then applicable to the Revolving Credit Loan or Term Loan.

     1.10 PAYMENTS GENERALLY. All payments of principal, interest and fees or other amounts payable hereunder, shall be remitted to the Secured Party at the address set forth opposite its name on the signature pages hereof in immediately available funds. In the event any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest shall continue to accrue during such extension.

                                    SECTION 2

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Secured Party that:

     2.1 ORGANIZATION, STANDING. Chemical Leaman Corporation and the Company each is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, under the Revolving Credit Loans, under the Term Loan and under all related loan documents (this Agreement, the Revolving Loan Requests, the Term Loan Request, the Security Agreement (defined in Section 3.1) and all related loan documents being referred to herein, individually as a "Loan Document" and collectively, as the "Loan Documents"). Except as set forth in Exhibit D hereof, the Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to so qualify unless the failure to so qualify would not (i) have a material adverse effect on the Company or (ii) affect the validity or enforceability of any Loan Document. Exhibit E attached hereto contains an officer's certificate listing each state in which the Company has filed for or obtained approval to operate and each state in which the Company provides intra-state service under the jurisdiction of any state regulatory agency.

     2.2. CORPORATE AUTHORITY, 2 The making and performance of the Loan Documents are within its power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and will not require any consent or approval of any of its shareholders or any other person which has not been obtained, do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its


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charter or by-laws, do not and will not result in any breach of any agreement for payment of money where the indebtedness thereof exceeds $250,000 or any lease having a present value in excess of $50,000 to which it is a party, by which it is bound or to which any of its assets is or may be subject, and do not and will not give rise to any lien or charge upon any of its assets except in favor of the Secured Party. It is not in default in any material respect under any of the foregoing. Exhibit F attached hereto is a copy of the resolution of the Company's Board of Directors authorizing it to enter into this Agreement, the other Loan Documents, and the transactions contemplated pursuant hereto and thereto, and naming by Approved Officers who are duly authorized to execute this Agreement and the other Loan Documents and to take other actions pursuant hereto and thereto.

     2.3 VALIDITY OF DOCUMENTS. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms. The Guaranty, when executed and delivered, will be the legal, valid, binding obligation of Chemical Leaman Company enforceable in accordance with its terms. Each Loan Document which purports to create a lien or security interest, when executed and delivered, will be effective to create the lien or security interest it purports to create. Except as has been duly obtained and recited in Exhibit G attached hereto, no authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal is or will be necessary to the validity or performance of any Loan Document.

     2.4 LITIGATION. There are no actions, suits or proceedings pending or threatened against or affecting it or any of its assets before any court, government agency, or other tribunal, which would have a material adverse effect on its or its Affiliates' financial condition, operation or assets or upon its ability to perform under the Loan Documents. "Affiliate" means any person who directly or indirectly controls or is controlled by or is under common control with the Company. "Control" means the power to direct or cause direction of the management and policies of the controlled person.

     2.5 ERISA. Each employee benefit plan of the Company or multi-employer plan (the "Plans") in which any employee of the Company participates that is subject to any provision of the Employee Retirement Income Security Act of 1974 or the Multiemployer Pension Plan Amendments Act of 1980 and of the regulations adopted pursuant thereto (hereinafter collectively called "ERISA") is being administered in accordance with the documents and instruments governing such Plan, and such documents and instruments are substantially consistent with the applicable provisions of ERISA. None of the Plans or the trusts created thereunder have engaged in a "Prohibited Transaction" which could subject any such Plan or trust to a material tax or penalty on prohibited transactions imposed by the Internal Revenue Code of 1986, as amended (the "Code"), or ERISA. None of the Plans which are "Employee Pension Benefit Plans" or the trusts created thereunder have been terminated; nor has any such Plan incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid when due. or incurred any material "Accumulated Funding


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Deficiency" whether or not waived; nor has there been any "Reportable
Event," or other event or condition, which represents a material risk of termination or any such Plan by the Pension Benefit Guaranty Corporation. With respect to multiemployer plans to which the Company makes contributions but does not participate in the administration of such plans, the Company's representations are based on information received by it concerning each such plan. All contributions required under collective bargaining agreements to which the Company is a party or by which it is bound have been paid. The Company has not withdrawn from participation in any "Multiemployer Plan" to which it makes contributions, and the Company has not received any notice and is not aware that any multiemployer plan to which it contributes is insolvent or in reorganization status within the meaning of ERISA. As used herein, the terms "Prohibited Transaction" and "Multiemployer Plans" shall have the respective meanings assigned to them in the Code and in ERISA, and the terms "Employee Benefit Plans", "Employee Pension Benefit Plans", "Accumulated Funding Deficiency", "Reportable Event" and "Withdrawal" shall have the respective meanings assigned to them in ERISA.

     2.6 FINANCIAL STATEMENTS. The consolidated financial statements of Chemical Leaman Corporation as of December 31, 1995 and for the period then ending, consisting of a balance sheet, related statement of changes in financial position and statement of operations and changes in shareholders' equity, and accompanying footnotes, and the interim financial statements dated March 31, 1996 furnished to the Secured Party in connection herewith are in each case complete and correct in all material respects and fairly present the financial condition, results of operations and changes in shareholders' equity as of the date and for the period referred to, all in accordance with generally accepted accounting principles consistently applied, subject to fiscal year-end audit adjustments in the case of the interim financial statements. There has been no material adverse change in the financial condition or operation of Chemical Leaman Corporation (consolidated) since the date of the interim financial statements except as may have heretofore been disclosed to the Secured Party in writing with a copy being attached hereto as Exhibit H.

     2.7 MARGIN REGULATIONS. No proceeds of any Loan hereunder will be applied for the purpose of purchasing or carrying or trading in any securities, including "Margin Stock" as defined from time to time by the Board of Governors of the Federal Reserve System, or refinancing any credit previously extended for any such purpose.

     2.8 NOT IN DEFAULT. No Event of Default or other event which, with the giving of notice or the passage of time or both, would constitute an Event of Default under any Loan Document has occurred and is continuing.

     2.9 APPROVAL OF REGULATORY AGENCIES. No consent, approval or authorization, or designation, declaration or filing with any governmental agency or authority which could in any way now or hereafter affect the validity or enforceability of any Loan Document is required which has not been obtained.


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     2.10 TAX RETURNS. The Company has filed all federal, state and local tax returns and reports which it is required by law to file and has paid all taxes, assessments, withholdings and other governmental charges which are presently due and payable.

     2.11 PERMITS, LICENSES, ETC. The Company possesses all permits, licenses, franchises, trademarks, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, the absence of which would (i) have a material adverse effect on the Company, or
(ii) affect the validity or enforceability of any Loan Document.

     2.12 DISCLOSURE GENERALLY. The representations and statements made by or on behalf of the Company in connection with this credit facility and Loans hereunder, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by the Company to the Secured Party in connection with this credit facility, Loans hereunder, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein not misleading.

                                    SECTION 3
                                    SECURITY


     3.1 SECURITY DOCUMENTS. As security for the Obligations, as defined herein, the Secured Party shall have a valid, perfected first lien on and security interest in those assets of the Company specified in the Revolving Security Agreement of even date between the Company and the Secured Party and all Schedule A's attached to the Revolving Security Agreement now or at any time in the future pursuant to the terms thereof (as amended and supplemented, the "Security Agreement"). "Obligations" shall mean the Revolving Obligations, as defined in Section 5.2(a), and all other absolute and contingent obligations and liabilities of the Company to the Secured Party now existing or hereafter arising, whether under this Agreement or any other agreement, including without limitation, liabilities arising as a result of preference claims under Section 547 of the Bankruptcy Code.

     3.2 RELEASE OF COLLATERAL. Provided the Company is not in default under any agreement between the Company and the Secured Party, upon the payment in full of the Revolving Obligations and the termination of the Commitment, the Secured Party shall release the lien and security interest of the Secured Party in the assets of the Company as specified in each of the Loan Documents and shall do such things as are reasonably requested by the Company to effect such release.


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                                 SECTION 4
                           CONDITIONS PRECEDENT

     4.1 OBLIGATIONS OF SECURED PARTY. The obligation of Secured Party to make any Loan or to permit the conversion of the Revolving Credit Loans to the Term Loan is conditioned upon the following:

          (a) DOCUMENTS. The Company shall have delivered and the Secured Party shall have received, as applicable, a Revolving Loan Request or a Term Loan Request, and a Borrowing Base Certificate (dated a date which is the last day of the immediately preceding calendar month or a day in the instant calendar month, as the Company may elect), and the Secured Party shall also have received a certificate dated the date of such Loan or Term Loan and signed by an Approved Officer of the Company to the effect set forth in
     Section 4.1(c).

          (b) CONDITIONS. The amount of such Loan, when added to the Revolving Obligations, would not exceed the lesser of (i) the Borrowing Base on the date of such Loan or (ii) the Commitment Amount and, after giving effect to such Loan no Event of Default or event, which with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall exist.

          (c) COMPLIANCE; REPRESENTATIONS AND WARRANTIES. The Company and Chemical Leaman Corporation shall have complied and be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as though such representation and warranty had been made on the date of such Loan.

          (d) EVIDENCE OF AUTHORIZATION. The Secured Party shall have received certified copies of all corporate or other action taken by the Company and Chemical Leaman Corporation to authorize its execution, delivery and performance of the Loan Documents and to authorize the Loans hereunder, together with such other related papers as the Secured Party shall reasonably require.

          (e) INCUMBENCY. The Secured Party shall have received a certificate signed by the secretary or assistant secretary of the Company together with the true signature of such officer or officers, upon which the Secured Party shall be entitled to rely conclusively until it shall have received a further certificate of the appropriate secretary or assistant secretary amending the prior certificate and submitting the signature of the officer or officers named in the new certificate.

          (f) SECURITY AGREEMENT. The Secured Party shall have received a Supplemental Schedule A to the Security Agreement in the form attached hereto as Exhibit I describing the additional Revenue Equipment, if any, which is necessary to satisfy the Borrowing Base requirements below, together with all instruments, certificates of title, financing statements and other documents then


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     required to be delivered pursuant to the Security Agreement, in each instance in form and substance satisfactory to the Secured Party.

          (g) EVIDENCE OF PRIORITY. The Secured Party shall have received evidence it deems reasonably appropriate that it has a first priority and perfected security interest and lien on the Revenue Equipment.

          (h) GUARANTIES. The Continuing Guaranty dated of even date herewith which was executed by Chemical Leaman Corporation for the benefit of the Secured Party relating to the Company's obligations (the "Guaranty") shall continue to apply to future obligations incurred by the Company and shall be in full force and effect.

     4.2 REVOLVING CREDIT LOANS UNDER THIS AGREEMENT. The obligation of Secured Party to make the first Revolving Credit Loan under this Agreement is further conditioned upon the following:

          (a) LEGAL OPINION. The Secured Party has received the favorable written opinion of counsel for the Company which shall be addressed to the Secured Party and dated the date of this Agreement, in form and substance satisfactory to the Secured Party.

          (b) SECURITY AGREEMENT. The Secured Party shall have received the Security Agreement together with all instruments, certificates of title, financing statements and other documents then required to be delivered pursuant to the Security Agreement in each instance in form and substance satisfactory to Secured Party.

     4.3 TERM LOAN. The obligation of Secured Party to make the Term Loan is, in addition to the other conditions stated in this Article 4 (including, without limitation, those with respect to a Borrowing Base Certificate, the Term Loan Request and the absence of any defaults), further conditioned upon receipt by the Secured Party of copies of all consents, approvals or authorizations, each in form and substance reasonably acceptable to the Secured Party, of all governmental agencies and authorities which may be required in connection with the Term Loan. If the conditions precedent herein relating to the Term Loan are not satisfied prior to the Termination Date, the Secured Party shall have no obligation to make the Term Loan and the Revolving Credit Loans shall then be immediately due and payable.

                                    SECTION 5
                              COVENANTS OF COMPANY


     The Company agrees that, so long as either the Commitment remains in effect, or any Revolving Obligation is outstanding:


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    5.1 REPORTING REQUIREMENTS.

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available but in any event within 120 days after the end of each fiscal year, the Company will deliver to Secured Party financial statements of the Company and Chemical Leaman Corporation (consolidated) for such fiscal year. "Financial Statements" shall mean a balance sheet, a statement of earnings or loss, and a statement of change in financial position for the fiscal year and the immediately preceding fiscal year in comparative form. Financial Statements shall be in reasonable detail with appropriate notes and be prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified by an officer of Chemical Leaman Corporation. Except as provided in this Subsection 5.1(a), the Annual Financial Statements of Chemical Leaman Corporation shall be certified (without any material qualification, exception or limiting statement or disclosure) by independent public accountants of nationally recognized standing who shall be acceptable to the Secured Party, which acceptance shall not be unreasonably withheld.

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Company will deliver to Secured Party financial statements of the Company and Chemical Leaman Corporation (consolidated) for comparable period of the preceding fiscal year and in each instance the cumulative year to date. Quarterly financial statements shall be certified by the president, chief executive or chief financial officer of Chemical Leaman Corporation and by an Approved Officer of the Company, as applicable, as being complete and correct in all material respects, subject to normal year-end audit adjustments.

          (c) OTHER STATEMENTS AND REPORTS. Promptly following request by the Secured Party, the Company also will furnish such additional information, reports or statements as the Secured Party from time to time may reasonably request.

          (d) ANNUAL AND QUARTERLY DEFAULT CERTIFICATES. Each annual and quarterly financial statement will be accompanied by a certificate signed by an Approved Officer of the Company stating whether in his opinion an Event of Default or event which with notice or lapse of time or both would become an Event of Default exists on the date of said certificate together with a statement of the details and action taken or to be taken if any Event of Default or event exists. Each annual financial statement also will be accompanied by a statement of the firm of independent public accountants which reported on statements of Chemical Leaman Corporation to the effect that in the course of, and based solely upon their regular audit of the financial statements of Chemical Leaman Corporation nothing came to their attention which caused them to believe that on the date of such statements any Event of Default or event which with notice or lapse of time or both would become an Event of Default existed. relating to Section 5.2 hereof,


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     or, in the alternative that an Event of Default or event which with notice or lapse of time or both would become an Event of Default existed, relating to Section 5.2 hereof, and setting forth the details thereof.

          (e) INTERIM DEFAULT CERTIFICATES. The Company will deliver to Secured Party forthwith upon occurrence of any Event of Default or event which with notice or lapse of time or both would become an Event of Default a certificate signed by an Approved Officer of the Company stating the details and action taken or to be taken with respect thereto.

          (f) MONTHLY REPORTS. The Company will deliver to the Secured Party within 30 days after the end of each month a Borrowing Base Certificate dated the last day of such month together with appropriate schedules reflecting the Revenue Equipment included in the Borrowing Base.


     5.2 BORROWING BASE, FINANCIAL CONDITION AND RATIOS. The Company will maintain a Borrowing Base as follows and the Company will maintain and agrees that this Section 5.2 will be deemed breached if Chemical Leaman Corporation (on a consolidated basis) does not also maintain, minimum financial conditions and ratios, as follows:

          (a) BORROWING BASE. The total amount of the unpaid principal of the Loans and the Term Loan, the accrued and unpaid interest owing under the Loans and the Term Loan, and the accrued and unpaid fees and expenses owed by the Company to Secured Party under this Agreement, (collectively, the "Revolving Obligations"), shall not, in the aggregate, exceed the Borrowing Base, provided such covenant shall not be deemed breached if, within twenty-seven (27) days after each date on which the Revolving Obligations exceed the Borrowing Base, a prepayment on the Revolving Obligations is made in an amount sufficient to assure continued compliance with the covenant going forward or additional equipment which is satisfactory to Secured Party and which is of a Value sufficient to cause the Borrowing Base to exceed the Revolving Obligations is added to the Revenue Equipment.

          "BORROWING BASE" shall be determined on the first date of each month and shall mean an amount equal to the then aggregate Book Value of all Revenue Equipment on such date.

          "BOOK VALUE" for an item of Revenue Equipment as of any date of determination shall mean (a) the Value thereof plus Refurbishments thereto less Depreciation thereto as of such date (b) times 85%. Any item of Revenue Equipment which is lost, stolen or destroyed or which is materially damaged but not repaired within thirty (30) days shall have a Book Value of zero.

          "VALUE" of an item of Revenue Equipment shall mean:


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               (1) with respect to all Revenue Equipment listed in Schedule A to the Security Agreement ("Schedule A") as of _________________, the respective values thereof;

               (2) with respect to each used item of equipment to be added as Revenue Equipment to Schedule A at a later date, (i) the value of similarly equipped Revenue Equipment of the same manufacturer, model and year listed in the appraisal prepared by John Stinson of The Jack Olsta Co. dated May 15, 1996 (the "Appraisal") less Depreciation and
          (ii) which does not meet the parameters of subsection (i) of this paragraph (2), the value which Secured Party and Company shall agree upon, and (iii) if subsections (i) and (ii) of this paragraph (2) are not applicable, then the appraised value which John Stinson of The Jack Olsta Co. shall determine in accordance with the method used by John Stinson of The Jack Olsta Co. under the Appraisal;

               (3) with respect to each item of equipment purchased new by the Company, which has not been used by the Company or anyone else for more than ninety (90) days at the time it is to be added as Revenue Equipment to Schedule A at a later date, the purchase cost to Company of such new item of Revenue Equipment.

               "REFURBISHMENTS" shall mean an amount equal to 80% of the cost to Company of the work performed by independent, unaffiliated third parties constituting material rebuilding or replacement of the superstructure, undercarriage, tanks, liners, cryogenic equipment or the like of the Revenue Equipment. Such costs shall constitute Refurbishments only in the event the related work is performed on an item of Revenue Equipment subsequent to the date such item of Revenue Equipment is added to Schedule A as Revenue Equipment. In no event shall all aggregate Refurbishments, for purposes of determining the Borrowing Base, exceed $1,000,000.00 per year. Repairs to damaged Revenue Equipment shall not be deemed Refurbishments.


               "DEPRECIATION" for an item of Revenue Equipment as of any date of determination shall mean an amount equal to .83% of its original value when new as determined by John Stinson of The Jack Olsta Company times (a) in the case of Revenue Equipment whose Value is determined under paragraphs (1), (2)(ii),
(2)(iii) or (3) above, the number of months such item of Revenue Equipment has been listed as Revenue Equipment on Schedule A and (b) in the case of Revenue Equipment whose Value is determined under paragraph (b)(i) above, the number of months from the effective date hereof to the date of determination.


               "REVENUE EQUIPMENT" shall mean all the Company's trucks, tractors, trailers and similar equipment described in Schedule A to the Security

Agreement as such Schedule A shall be amended or supplemented from time to time, in which Secured Party has a first priority and perfected security interest.

               (b) CURRENT RATIO. A current ratio (Current Assets to Current Liabilities exclusive of the current portion of long term liabilities) of not less than 1:1. Current Assets and Current Liabilities shall mean, respectively, all assets or liabilities of the Company which would, in accordance with generally accepted accounting principles, be classified as current assets or current liabilities, as applicable; provided, however, that the term Current Liabilities shall exclude the Company's obligations under this Agreement.

               (c) TANGIBLE NET WORTH. Tangible net worth (tangible assets i.e., total assets excluding patents, copyrights, capitalized research and development costs, goodwill, operating rights and other intangible assets, minus total liabilities (excluding all operating leases)) of the Company of not less than $2,100,000. Tangible net worth of the Chemical Leaman Corporation (on a consolidated basis) of not less than $20,000,000.

               (d) TOTAL FUNDED DEBT TO TANGIBLE NET WORTH. A ratio of Total Funded Debt to Tangible Net Worth of Chemical Leaman Corporation which is not at any time more than 5.50:1 "Total Funded Debt shall mean the total outstanding amount of all indebtedness for borrowed money of Chemical Leaman Corporation ("CLC") and its subsidiaries on a consolidated basis, including, without limitation, (i) amounts owing to CoreStates Bank, N.A. under and pursuant to its Credit Agreement with Chemical Leaman Tank Lines, Inc. ("CLTL"); (ii) all obligations of Borrower and CLTL in favor of Secured Party; (iii) all indebtedness of CLC's subsidiaries pursuant to equipment loans and capital leases; (iv) all obligations of CLC's subsidiaries under operating leases discounted to present value at the rate of return which the lessee will pay on each lease; and (v) all other obligations of CLC's subsidiaries for borrowed money.

               (e) DEBT COVERAGE. With respect to Chemical Leaman Corporation (on a consolidated basis), a ratio of Current Income to Current Obligations at all times specified not less than 1.00:1.

               "CURRENT INCOME" shall mean the net income of Chemical Leaman Corporation (on a consolidated basis) for the fiscal period plus depreciation deducted during the period and amounts added to or subtracted from, as applicable, any reserve for deferred tax liability during the period minus any dividends or distributions paid or declared during the period.

               "CURRENT OBLIGATIONS" shall mean (i) the amount of all obligations of Chemical Leaman Corporation (on a consolidated basis) maturing within the next succeeding 365 days excluding the obligations of Chemical Leaman

Tank Lines, Inc. under the revolving credit facility with CoreStates
Bank, N.A. and the Receivables Purchase Agreement between Chemical Leaman Tank Lines, Inc., Quala Systems, Inc. and Pickering Way Funding Corp.; plus (ii) 20% of the principal balance of the Loans and Term Loan outstanding hereunder. In calculating this ratio, Current Income shall be determined for each period based upon actual Current Income for the preceding four fiscal quarters.

     5.3 PERFORMANCE OF LOAN DOCUMENTS; FURTHER ASSURANCES. The Company will duly and punctually perform each and every undertaking under each Loan Document and execute and deliver all such other and further instruments, and do and perform all such further acts and things as the Secured Party may reasonably request to assure the rights and benefits afforded by the Loan Documents or which are intended so to be afforded, including but not limited to rights and benefits of any security interest therein granted.

     5.4 COMPLIANCE WITH LAWS. The Company will comply with all applicable laws, rules, regulations and orders of any governmental authority to which it may be subject, the failure to which would (i) have a material adverse effect on the Company or (ii) affect the validity or enforceability of the Loan Documents, including but not limited to the payment and discharge of all taxes, assessments and governmental charges upon it, its income and its assets and properties prior to the dates on which penalties are attached thereto, except to the extent such compliance shall be contested in good faith and by appropriate proceedings.

     5.5 MAINTENANCE OF ASSETS; PERMITS, LICENSES, ETC. The Company will maintain and preserve the Revenue Equipment and substantially all of its other assets in good working order and condition, ordinary wear and tear excepted, and will continue to possess all permits, licenses, franchises, trademarks, copyrights, and patents necessary to the conduct of its business as conducted or as proposed to be conducted, the failure to which would (i) have a material adverse effect on the Company or (ii) affect the validity or enforceability of the Loan Documents. As set forth in the definition of "Book Value" in Section
5.2 herein, any item of Revenue Equipment which is lost, stolen or destroyed or which is materially damaged and not repaired within thirty (30) days shall have a Book Value of zero, but shall not otherwise constitute a breach of this covenant by the Company.

     5.6 CORPORATE EXISTENCE. The Company and Chemical Leaman Corporation each will maintain itself in good standing as a business corporation under the jurisdiction of its incorporation and qualify and remain qualified to do business in all jurisdictions where the nature of the business it transacts or the character of the assets or properties owned or leased by it makes such qualification necessary, the failure to which would (i) have a material adverse effect on the Company or (ii) affect the validity or enforceability of the Loan Documents.

     5.7 BOOKS AND RECORDS. The Company will keep adequate records and books of account in which complete and correct entries will be made in accordance with generally accepted accounting principles, reflecting all its financial transactions. The Company will permit the Secured Party, or the representative of the Secured Party to examine and make copies of and abstracts from the records and books of account, visit the properties of the Company, and discuss the affairs, finances, assets and accounts of the Company with any officer, director or other executive of the Company from time to time during normal business hours upon reasonable notice to the Company.

     5.8 MERGER; PURCHASE OR SALE OF ASSETS. The Company will not (a) dissolve,
(b) adopt or enter into any plan or agreement of liquidation, (c) enter into any merger or consolidation with or acquire all or substantially all of the assets of any other person unless the surviving entity shall be the Company, or (d) sell or otherwise suffer a transfer of any shares of its capital stock to any person other than Chemical Leaman Corporation or a subsidiary or affiliate.

     5.9 NATURE OF BUSINESS. The Company shall not change the nature of its business to the extent that the Revenue Equipment would not be appropriate to service its business. In this regard, the Company acknowledges that (i) currently, the nature of the Company's business is over the road haulage of bulk products, chemicals, petroleum, natural gas and the like (the "Basic Business") and (ii) the Company has selected and purchased the Revenue Equipment specifically to serve the Basic Business.

                                    SECTION 6
                                     DEFAULT

     6.1 EVENTS OF DEFAULT. The Company shall be in default if any one or more of the following events ("Event of Default") occurs:

          (a) PRINCIPAL OR INTEREST. The Company fails to pay any installment of principal of or interest on the Loans or the Term Loan within 5 days after the date it is due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or fails to pay within 10 days after written notice that any other amount is due and payable under any Loan Document;

          (b) LIMITED NOTICE COVENANTS. The Company fails to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.6, 5.7, 5.8 or
     5.9 for 5 days after written notice thereof has been given by the Secured Party specifying the default and requiring that it be remedied;

          (c) NOTICE COVENANTS. The Company fails to observe or perform any covenant or agreement contained in any Loan Document other than those contemplated in clause (b) above for 30 days after written notice thereof has been given by the Secured Party specifying the default and requiring that it be remedied;

          (d) REPRESENTATIONS, WARRANTIES, ETC. Any representation or warranty made by the Company in any Loan Document or any statement or representation made in any certificate (including, without limitation, the Revolving Loan Request, the Term Loan Request and the Borrowing Base Certificates), report or opinion delivered in connection with any Loan Document shall prove to have been incorrect in any material respect when made;

          (e) CROSS DEFAULT. Any obligation of the Company or Chemical Leaman Corporation owed to Secured Party shall be declared in default; any obligation of the Company or Chemical Leaman Corporation to any other person for payment of money where the indebtedness thereof exceeds $1,000,000, becomes or is declared to be due and payable prior to its stated maturity; or any obligation of the Company or Chemical Leaman Corporation under any lease having a present value in excess of $1,000,000, whether operating or capital in nature, shall be declared in default the effect of which will permit the lease to be terminated or money damages to be collected;

          (f) BANKRUPTCY, ETC. The Company or Chemical Leaman Corporation is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in Bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of 60 days, indicates its consent to, approval of or acquiescence in any such proceeding or any receiver of or trustee for the Company or Chemical Leaman Corporation for any substantial part of the property of either is appointed, or the Company or Chemical Leaman Corporation suffers any such receivership or trusteeship to continue undischarged for a period of 60 days;

          (g) JUDGMENT. Any judgments against the Company or any attachments against its assets or property for amounts in excess of $200,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of 30 days;

          (h) ERISA. Any Reportable Event (as such term is defined in ERISA) or any other fact or circumstance which the Secured Party in good faith determines constitutes ground for the termination of any employee benefit plan maintained for employees of the Company or Chemical Leaman Corporation and covered by Title IV of ERISA or grounds for the appointment by an appropriate United State District Court of a trustee to administer any such plan, shall have occurred and be continuing for 5 days, or any such plan shall be terminated within the meaning of such Title IV, or a trustee shall be appointed by the appropriate United States District Court to administer such plan or the Pension Benefit

     Guaranty Corporation shall institute proceedings to terminate any such plan or to appoint a trustee to administer such plan, if upon the termination of the plan or plans with respect to which any of the foregoing events shall have occurred there is or would be, in the reasonable judgment of the Secured Party, a material resultant liability of the Company or Chemical Leaman Corporation;

          (i) OWNERSHIP. Control or ownership of the Company is transferred, modified or changed in any manner, either directly or indirectly except to a subsidiary or affiliate of Chemical Leaman Corporation;

THEN and in every such event other than those specified in clause (f) above, Secured Party may, in its sole discretion, terminate the Commitment in writing (the date of such termination being a Termination Date as defined in Section 1.1) and declare in writing the Obligations payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Upon the occurrence of any event specified in clause (f) above, the Commitment shall automatically terminate and the Obligations shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                 SECTION 7
                               MISCELLANEOUS

     7.1 WAIVER. No failure or delay on the part of the Secured Party exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     7.2 AMENDMENTS. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by the Company or Chemical Leaman Corporation therefrom shall be effective unless the same shall be in writing and be signed by the Secured Party and the Company and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Company shall entitle the Company to any other or further notice or demand in similar or other circumstances. No amendment, modification, termination or waiver shall affect the payment of principal, interest or any fee provided herein, or change the Commitment unless signed by the parties hereto.

     7.3 GOVERNING LAW. The Loan Documents and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of Pennsylvania.

     7.4 ASSIGNMENT. Each Loan Document shall bind and inure to the benefit of the Company and Secured Party and their respective successors and assigns, except that the Company shall not have the right to assign any of its rights, obligations or any interest of it under any Loan Document without the prior written consent of the Secured Party. No person not a party to any Loan Documents is intended to be benefited thereby.

     7.5 SEVERABILITY. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of such provision in any other jurisdiction.

     7.6 CAPTIONS. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

     7.7 NOTICES. All notices, requests, demands, directions, declarations and other communications between the Secured Party and the Company provided for in any Loan Document shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally or by telecopy, (ii) on the first Business Day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the address indicated by the respective signature on the signature page hereto. Any party may change its address by a communication in accordance herewith.

     7.8 EXPENSES OF THE SECURED PARTY. The Company will from time to time reimburse the Secured Party on demand for all expenses (including the reasonable fees and expenses of legal counsel) in connection with the preparation of the Loan Documents, the making of any Revolving Credit Loans, the ordinary administration of the Loan Documents, including all out-of-pocket expenses incurred by the Secured Party with respect to obtaining, amending, or releasing certificates of title, the enforcement of the Loan Documents, appraisals under
Section 5.2 hereof, and except for liabilities and damages arising from the Secured Party's gross negligence, willful misconduct or breach of this Agreement or any Loan Document, all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and costs expenses and disbursements which may be imposed on, incurred by or asserted against the Secured Party in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by the Secured Party hereunder or thereunder.

     7.9 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Secured Party shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Secured Party or telex that such counterparts have been signed by all of the parties hereto or thereto.


     7.10 FINANCING STATEMENTS. Secured Party has filed against the Company financing statements with collateral descriptions covering all of the Company's present and future trailers and semi-trailers. In the event the Company (i) seeks financing from a source other than Secured Party and such source requires as a condition to such financing a lien against trailers and semi-trailers other than the Revenue Equipment (the "Additional Equipment"), or (ii) elects to sell, transfer or otherwise dispose of any item of Additional Equipment, upon the Company's written request Secured Party agrees to promptly release its interest in the Additional Equipment and execute and deliver to the Company such documents and instruments as the Company may reasonably request to evidence such release. The agreement within this Section shall not be construed as waiver of any of the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the Company and the Secured Party have caused this Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.


                                               FLEET ACQUISITION CORPORATION

102 Pickering Way
Exton, Pennsylvania 19341
Attention: David M. Boucher                    By: /s/ David M. Boucher
Chief Financial Officer                            ---------------------------
Telecopy #(610) 363-4233                       Title: Executive Vice President
                                                      ------------------------


                                            ASSOCIATES COMMERCIAL CORPORATION

300 E. Carpenter Freeway
Irving, Texas 75062
Attention:                                    By: /s/ Robert G. Bowling
Charles W. Staudenmayer                           ----------------------------
Telecopy #(214) 541-3931                      Title: Vice President
                                                     -------------------------

                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

     This First Amendment dated effective as of December 31, 1996 is by and between Fleet Transport Company, Inc., a Delaware corporation ("Company") and ASSOCIATES COMMERCIAL CORPORATION ("Secured Party").

                                   WITNESSETH:

     WHEREAS, the Company and Secured Party are parties to a Revolving Credit Agreement dated June 28, 1996 ("Agreement");

     WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, intending to be legally bound hereby and subject to the satisfaction of the conditions hereinafter set forth, the parties hereto agree as follows:

     1. Section 5.2(c) TANGIBLE NET WORTH. Section 5.2(d) is hereby deleted and the following language is hereby substituted therefor:

        (c) TANGIBLE NET WORTH. Tangible net worth (tangible assets i.e., total assets excluding patents, copyrights, capitalized research and development costs, goodwill, operating rights and other intangible assets, minus total liabilities (excluding all operating leases)) of the Company of not less than $2,100,000. Tangible net worth of Chemical Leaman Corporation (on a consolidated basis including the book value of all outstanding Series A, B and C Preferred Stock and including the stock subscription loan receivable in the amount of $1,520,000 due from David R. Hamilton) of not less than $20,000,000.

     2. Section 5.2(d) TOTAL FUNDED DEBT TO TANGIBLE NET WORTH. Section 5.2(e) is hereby deleted and the following language is substituted therefor:

        (d) TOTAL FUNDED DEBT TO TANGIBLE NET WORTH. A ratio of Total Funded Debt to Tangible Net Worth of Chemical Leaman Corporation which is not at any time more than 5.50:1. "Total Funded Debt" shall mean the total outstanding amount of all indebtedness for borrowed money of Chemical Leaman Corporation ("CLC") and its subsidiaries on a consolidated basis, including without limitation, (i) amounts owing to CoreStates Bank, N.A. under and pursuant to its Credit Agreement with the Company; (ii) all obligations of the Company and Fleet Transport Company, Inc. in favor of Secured Party; (iii) all indebtedness of CLC's subsidiaries pursuant to equipment loans and capital leases; (iv) all obligations of CLC's subsidiaries under operating leases discounted to present value at the rate of return which the lessee will pay on each lease; and (v) all other obligations of CLC's subsidiaries for borrowed money. Total Funded Debt shall be reduced by the amount of restricted cash contained in the Seller Sub-Account as that term is defined in the Pickering Way Funding Trust Pooling and Servicing Agreement dated as of May 14, 1993.

     3. Representations and Warranties. The Company restates the representations and warranties made in Article IV of the Agreement on and as of the date hereof as if originally given on such date.

     4. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth in Article V of the Agreement on and as of the date hereof.

     5. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the officer(s) of the Company duly authorized to execute this Amendment.

     6. Effect of Amendment, This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

     7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

     IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized effective as of the day and year first above written.

FLEET TRANSPORT COMPANY, INC.             ASSOCIATES COMMERCIAL CORPORATION


By: /s/ David M. Boucher                  By: /s/ Robert G. Bowling
    ------------------------------            --------------------------------

Title: Executive Vice President           Title: Vice President
       ---------------------------               -----------------------------

                              SECOND AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT

This Second Amendment dated effective as of March 30, 1997 is by and between Fleet Transport Company, Inc., a Delaware corporation ("Company") and Associates Commercial Corporation ("Secured Party").


                                   WITNESSETH:

WHEREAS, the Company and Secured Party are parties to a Revolving Credit Agreement dated as of June 28, 1996 (the "Agreement"); and

WHEREAS, the Company and Secured Party hereby desire to amend the Agreement but only to the extent specifically set forth herein. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows;

1. Section 6.2. The language "85%" in the definition of BOOK VALUE in Section 5.2(a) of the Agreement is hereby deleted and replaced with the following language: "90%".

2. Representations and Warrenties. The Company restates the representations and warranties made in Article 2 of the Agreement on and as of the date hereof as if originally given on such date.

3. Covenants. The Company warrants that it is in compliance and has complied with each and every covenant set forth In Article 5 of the Agreement on and as of the date hereof.

4. Corporate Authorization. As a condition of the Secured Party's agreement to enter into and perform this Amendment, the Company will provide to Secured Party (i) certified resolutions of the Company's board of directors authorizing the execution and delivery of this Amendment and (ii) an incumbency certificate specifying the of officer(s) of the Company duly authorized to execute this Amendment.

5. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

IN WITNESS WHEREOF, the Company and Secured Party have caused this Amendment to be executed by their proper corporate officers thereunto duly authorized effective as of the day and year first above written.


FLEET TRANSPORT COMPANY, INC.             ASSOCIATES COMMERCIAL CORPORATION

By: /s/ David M. Boucher                  By: /s/ Robert G. Bowling
    ------------------------------            --------------------------------

Title: Executive Vice President           Title: Vice President
       ---------------------------               -----------------------------